ISCO International to Accelerate Move to Adaptive Interference Management Software Platform With Proposed Acquisition of Clarity Communications

Interim CEO Named at Wireless Systems Solutions Company

ELK GROVE VILLAGE, IL -- 10/15/2007 -- ISCO International, Inc. (AMEX: ISO), a leading provider of radio-frequency management and interference-control systems for the wireless telecommunications industry, announced today a proposed merger with Clarity Communication Systems, Inc. ("Clarity"), a private company based in Aurora, IL that sells value-added applications for mobile networks and devices. ISCO also announced upcoming changes in the role of Chief Executive Officer, including naming the interim CEO.

Clarity is a leading provider of value-added applications for mobile networks and devices, including "Intouch" push-to-talk ("PTT"), "Whereabouts(TM)" location based services ("LBS"), and its "Where2Talk(TM)" solution, a combined PTT and LBS solution provided to major OEMs and wireless operators globally. More information can be found on Clarity's website: www.claritycsi.com.

"We have spoken about our strategic intent to try to accelerate the development of our complete digital adaptive interference management ('AIM') platform and begin to address the OEM channels in both infrastructure and handsets," said Ralph Pini, Chairman of the Board of Directors of ISCO. "Clarity has been developing mobile device software applications for years and can bring significant experience to bear in helping us to achieve that objective. Additionally, we believe there will be significant synergies in terms of sales channels and capabilities for our existing portfolio of solutions."

Proposed Acquisition of Clarity

The two companies have signed a letter of intent to pursue a transaction wherein ISCO would acquire Clarity in a merger. This merger would involve up to an aggregate of 40 million shares of ISCO stock in exchange for all of Clarity's stock and satisfaction of employee rights and interests. 15 million of the ISCO shares would be performance-based shares, the vesting of which would be subject to the market capitalization of the combined entity in the future.

Jim Fuentes, a member of ISCO's Board of Directors since 2003, is President, CEO and Founder of Clarity. He would be expected to enter into an employment agreement with the combined entity upon conclusion of the proposed merger. ISCO's Board of Directors has established a special committee comprised of disinterested directors to review and negotiate the terms of the merger. In addition, ISCO has engaged an independent investment advisor to render a fairness opinion regarding the financial terms of the merger.

The merger is subject to negotiation and approval by the respective boards of ISCO and Clarity, the execution of a definitive merger agreement, which would contain customary closing conditions, and be further subject to obtaining audited financial statements of Clarity acceptable to ISCO, the result of the fairness opinion, and requisite shareholder and regulatory, including AMEX, approvals. In connection with the approval of ISCO's shareholders, ISCO intends to hold a meeting to ask its shareholders to approve (1) an amendment to the Company's certificate of incorporation to increase the number of shares available for issuance (2) the merger and the issuance of the shares in connection with the merger, and (3) the issuance of new shares upon conversion of notes in connection with ISCO's recent debt restructuring. There is no assurance that the merger will be consummated.

Upcoming Change in ISCO Chief Executive Officer

John Thode, ISCO's current CEO, has accepted a position with a Fortune 500 Company in its Consumer Products Business. He will remain CEO until the end of October, at which time Mr. Pini will become interim CEO.

"John has significant roots in consumer products and it is an area he has expressed interest in returning to at some point. He described this as an opportunity he felt he could not pass up. We thank him for his service over the past three years for his many contributions to ISCO's strategy. The commercial launch of the digital AIM platform and the proposed merger with Clarity are steps toward successfully realizing those goals. Indeed, John has expressed his intent to remain a director of ISCO after his departure, subject to receiving the appropriate authorization from his new firm," said Pini.

"We have begun a process to identify and secure a new CEO to lead the combined company. We expect our search process to produce an appropriate candidate who would lead the combined entity on a permanent basis. Finally, Dr. Amr Abdelmonem, longtime CTO of ISCO, will take on the added responsibilities of Chief Operating Officer to maintain proper focus on the business and our customers during this transition period," concluded Pini.

Mr. Thode added, "ISCO is firmly committed to a path that I believe will bring substantial financial success and I hope to continue to provide guidance as a member of the Board of Directors. I feel genuine roots here at ISCO and want to see the company reach its full potential."

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "looks," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain financing in the future if necessary; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations; the risks of legal proceedings; the ability of the Company to complete the proposed merger and successfully integrate the combined entity. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date above or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger and the debt restructuring, the Company intends to file with the SEC a proxy statement and other relevant materials. The final proxy statement will be mailed to Company stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PROPOSED MERGER AND THE RESTRUCTURING. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by the Company by directing a request to ISCO International, Inc., 1001 Cambridge Drive, Elk Grove Village, IL 60007, Attn: Frank Cesario, Corporate Secretary.

Participants in the Proposed Merger and the Debt Restructuring

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company stockholders in favor of the proposed merger and the debt restructuring. Information regarding the Company's directors and executive officers and their ownership of Company common stock is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 30, 2007 and its proxy statement for the 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of ISCO and its executive officers and directors in the proposed merger and the debt restructuring by reading the proxy statement regarding the proposed merger and the debt restructuring when it becomes available.

Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario
PHONE: 847-391-9492
INTERNET: iscoir@iscointl.com